July 11, 1994



Boise Cascade Corporation
One Jefferson Square
P.O. Box 50
Boise, ID 83728-0001

Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $400,000,000 initial aggregate offering price (the "Securities") of Boise Cascade Corporation, a Delaware corporation (the "Company"), which Securities are proposed to be issued under an indenture dated as of October 1, 1985, as amended December 20, 1989, and August 1, 1990 (the "Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as Trustee, I have examined such corporate documents, including the Registration Statement of the Company on Form S-3 covering the Securities proposed to be filed with the Securities and Exchange Commission (the "Registration Statement") and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

 1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of Delaware.

 2. When the Registration Statement has become effective under the Act, the Indenture has been duly executed and delivered, the terms of the Securities and of their issue and sale have been duly established in conformity with the Indenture so as to not violate any applicable law or agreement or instrument then binding on the Company, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Legal opinions" in the Prospectus which is a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,


/s/ John W. Holleran
John W. Holleran

JWH/JP40616D